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                                                                EXHIBIT 10(B)(2)

                             AGREEMENT FOR SALE OF
                         ZEROS INDIAN APPROVED LICENSE

         This Agreement for Sale of ZEROS Indian Approved License ("ZIA) is made at Houston, Texas as of March 31, 1997, by and between ZEROS USA, Inc., hereinafter referred to in this Agreement as "ZEROS," and ZEROS CALIFORNIA CORPORATION, hereinafter referred to in this Agreement as "Licensee."

         In consideration of the mutual covenants made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, ZEROS and Licensee agree as follows:

                                    RECITALS

1.       Legal Status of ZEROS

         ZEROS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power to own property and carry on its business as it is now being conducted. ZEROS has its principal office and place of business at 507 North Belt East, Suite 550, Houston, Texas 77060.

2.       Legal Status of Licensee

         Licensee is a California Stock Corporation incorporated pursuant to the laws of the State of California, with power to own property and carry on business as contemplated by this Agreement. Licensee has its principle office and place of business at 47320 Verdugo Road, Banning, California 92220.

3.       Business of ZEROS

         a. ZEROS is engaged in the business of developing business opportunities related to recycling energy using hazardous and non-hazardous toxic wastes.

         b. ZEROS is engaged further in the business of licensing the operation of energy recycling oxidation systems by others.

         c. ZEROS is engaged further in the business of selling energy recycling systems.

         d. ZEROS makes available from time to time certain contracts to its current customers to provide remediation services which are offered and sold by ZEROS.

         e. All services are offered in connection with and through the use of various patents, trademarks and trade names and certain related words, letters, and symbols, hereinafter collectively referred to as "proprietary marks," and in connection with certain designs of signs, buildings, and logos, hereafter collectively referred to as "indicia."


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4.       Desire of Licensee

         a. Licensee desires to have the right to operate one or more energy recycling oxidation systems, including the use of any extant patents, proprietary marks and indicia.
         b. Licensee desires to purchase a license to sell to others operating licenses and energy recycling oxidation systems, including the use of any extant patents, proprietary marks and indicia.
         c. Licensee desires to derive the benefits of ZEROS' information, experience, advice, guidance, know-how, and customer goodwill.

                          GRANT, TERM, AND INITIAL FEE

5.       Grant of License

         ZEROS grants to Licensee, and Licensee hereby accepts from ZEROS, the right and license for the term indicated, on the terms and conditions hereinafter set forth, and limited to the geographical area indicated in Paragraph 6, below.

         a. To develop business opportunities related to recycling energy using hazardous and non-hazardous wastes, including toxic wastes.
         b. To operate energy recycling oxidation systems using all extant and available patents, proprietary marks and indicia.
         c. To use, in connection with the operation of its own energy recycling system(s), ZEROS' proprietary marks, indicia and patents.
         d. To sell to industrial customers, developed either by ZEROS or Licensee, operating licenses and zero-emission energy recycling oxidation systems under terms and conditions approved by ZEROS.
         e. To sell to bio-medical customers, developed either by ZEROS or Licensee, operating licenses and zero-emission energy recycling oxidation systems under the terms and conditions approved by ZEROS.
         f. To use, in connection with specific contracts to sell said zero-emission energy recycling oxidation licenses and systems, ZEROS' proprietary marks, and indicia.
         g. To use for marketing purposes, limited information regarding ZEROS' patents, subject to ZEROS' approval.

6.       Geographical Area

         The geographical area assigned by ZEROS to Licensee shall be identified as:

         The State of California.

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7.       Non-Exclusivity of License Rights to Operate

         The license granted herein to own and operate an energy recycling system shall not be exclusive within the geographical area designated in Paragraph 6, above. Notwithstanding that the license being purchased by ZEROS is not exclusive within the geographical area, Licensee shall have the right to be paid a commission by ZEROS USA, Inc., for fully described in Paragraph 10, below, for any other operating license or energy recycling system sold after the date of this License Agreement indicated above, to any other entity within Licensee's geographical area so long as Licensee continues to perform according to the terms of this contract, subject to the provisions of Paragraph 9, hereinbelow.

8.       Term

         The term of this Agreement and of the right and license herein granted shall commence on March 31, 1997 and shall continue perpetually unless terminated in accordance with the terms hereof.

9.       License Fee

         Licensee will concurrently with the execution of this Agreement pay to ZEROS, or has agreed to pay to ZEROS upon terms and conditions agreed to by ZEROS and Licensee, the sum of $2,700,000, as the fee for the right and license herein granted. Said fee shall be deemed fully earned by ZEROS on the execution and delivery of this Agreement by ZEROS to Licensee. Said fee is in addition to any and all amounts payable to ZEROS for implementation of any new technology developed by ZEROS, for additional measuring instruments, computers, special tools, spare parts, and related transporting equipment, or for any other reason.

10.      Commissions

         Licensee shall have a right to be paid the following commissions:

         a. ten percent of any license fees or permits resulting from sales to third parties originated by Licensee.
         b. one percent of the gross income resulting from sales of energy recycling systems originated by Licensee; and
         c. one percent of the gross income resulting from the sale of products produced from the operation of any energy recycling systems originally sold through the Licensee;

         within Licensee's geographical area identified in Paragraph 6, above, for the term indicated in Paragraph 8, above, and for so long as Licensee continues to perform according to the terms of this contract. Said commission shall be paid by ZEROS to Licensee within thirty days after ZEROS collects any funds from any other party within Licensee's geographical area.

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         Said commission shall apply only to those licenses and systems sold through Licensee after the date of this License Agreement indicated above.

                          PATENTS, PROPRIETARY MARKS,
                     INDICIA, AND CONFIDENTIAL INFORMATION

11.      Validity and Use of Patent

         Licensee hereby acknowledges the validity of ZEROS' patents in the United States, Canada, Mexico, and any other country bound by applicable, international agreements, and acknowledges that the same are the sole property of ZEROS. Licensee shall use the patents only for so long as the right and license granted herein remain in force, and only in connection with the purpose of developing business opportunities to operate and/or sell energy recycling systems and in the manner and for the purposes specified in this Agreement. Licensee shall not, either during or after the term of this Agreement, do anything, or aid or assist any other party to do anything, which would infringe on, harm, impair, or contest the rights claimed by ZEROS in and to any of the patents.

12.      Validity and Use of Propriety Marks

         Licensee hereby acknowledges the validity of the proprietary marks and acknowledges that the same are the sole property of the ZEROS. The Licensee shall use the proprietary marks only for so long as the right and license granted herein remain in force, and only in connection with the purpose of developing business opportunities to operate and/or sell energy recycling systems and in the manner and for the purposes specified in this Agreement. Licensee shall not, either during or after the term of this Agreement, do anything, or aid or assist any other party to do anything, which would infringe on, harm, impair, or contest the rights claimed by ZEROS in and to any of the proprietary rights.

13.      Validity and Use of Indicia

         Licensee acknowledges the validity of the indicia and that the same are the exclusive property of ZEROS. Licensee shall not, either during or after the term of this Agreement, utilize any of the indicia except in accordance with the terms of this Agreement.

14.      Confidential Nature of ZEROS' System

         a. Licensee hereby acknowledges that ZEROS is the sole owner of all patents and proprietary rights in and to the zero-emissions, energy recycling oxidation system (hereinafter "ZEROS"), to the obtaining and performance of contracts for the utilization of said system, and to all material and information now or hereafter revealed to Licensee under this Agreement relating to ZEROS.

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          b.     Licensee acknowledges that ZEROS in its entirety constitutes trade secrets of ZEROS which are revealed to Licensee solely to enable Licensee to develop business opportunities to operate and/or sell energy recycling systems. Such trade secrets include, but are not limited to, product catalogues, price lists, training manuals, policy manuals, sales promotion aids, business forms, accounting procedures, marketing reports, informational bulletins, and inventory systems.
         c.      Licensee agrees that both during and after the term of this
                 Agreement:

                 i. Licensee will not reveal any of such trade secrets to any other person, firm, or entity, and will take all reasonable steps to prevent any other person, firm, or entity from discovering the trade secrets.
                 ii. Licensee will not use the trade secrets in connection with any business or venture whatsoever, except for the purpose of developing business opportunities to operate and/or sell energy recycling systems pursuant to the terms of this and other related contracts.

15.      Goodwill

         ZEROS acknowledges that all goodwill which may arise from Licensee's use of the patents, proprietary marks, the indicia, the trade secrets, or the license or ZEROS' system of operation within the designated geographical area only is and shall at all times hereinafter be the sole and exclusive property of Licensee and shall inure to the sole benefit of Licensee.

OBLIGATIONS OF ZEROS

16.      Initial Obligation

         ZEROS agrees to sell to Licensee a license and related rights within the geographical area designated in Paragraph 6, above, for the operation and/or sale of energy recycling systems known as ZEROS.

17.      Training Program

         ZEROS agrees to instruct Licensee in all aspects of owning and operating the systems by providing a training program for Licensee and such of its management and supervisory personnel as Licensee may reasonably designate.

18.      Improvements in System

         ZEROS agrees to make available for a fee to Licensee all improvements and additions to the system to the same extent and in the same manner as they would have been implemented by ZEROS if it were operating the system.

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19.      Management and Operation Assistance

         ZEROS agrees to counsel and to assist Licensee on a continuing basis with respect to the management and operation of the system, and will make available to Licensee the benefits of ZEROS' information, experience, advice, and knowledge.

20.      Advertising

         Licensee may from time to time purchase and place advertising promoting ZEROS and the services provided and furnished by it. All decisions regarding whether to utilize national, regional, or local advertising, or some combination thereof, and regarding selection of the particular media, as well as advertising content, shall be within the sole discretion of ZEROS.

21.      Sale of ZEROS Units by Licensee

         a. Licensee shall have the right to sell individual ZEROS units to third parties during the term of this Agreement and subject to the terms hereinafter set forth.
         b. The prices, delivery terms, terms of payment, and other terms relating to the sale of such ZEROS units by Licensee to third parties shall be determined at ZEROS' sole discretion.

22.      Payment of Royalties

         Licensee agrees to pay as a royalty for the benefit of ZEROS 15% of the gross income generated by the use of its own ZEROS units during the stated term.

23.      Definition of Gross Income

         For the purposes of Paragraph 22, above, "gross income" is defined as all income generated from tipping fees at the input station and from the sale of all products produced by each ZEROS unit before deducting operating expenses and taxes.

24.      Reports and Records

         a. Licensee shall submit to Licensee each month a true and correct accounting providing a statement of total gross income generated from each ZEROS unit on forms provided by ZEROS containing all information called for by such forms and certified to by Licensee.
         b. Within sixty days after the close of Licensee's fiscal year, Licensee shall furnish a statement, on forms provided by ZEROS, showing the total gross income for said preceding fiscal year, as finally adjusted and reconciled after the closing and review of Licensee's books and records for such fiscal year. If such statement discloses that

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                 less gross income was generated than what the ZEROS recorded and was paid for such fiscal year, Licensee shall pay to ZEROS at the time of submitting such statement, the amount of any such underpayment. Any overpayment shall be credited by ZEROS to Licensee's account.
         c. Licensee shall maintain its books and records in such manner as to clearly and accurately reflect the total gross income generated by the various ZEROS units. All books and records shall be preserved for a period of not less than five years after the close of the Licensee's fiscal year to which they relate.

25.      ZEROS' Right to Inspect Instruments, Books and Records

         All instruments, books and records maintained by Licensee relating to operation of the various ZEROS units shall be open at all reasonable times to inspection and verification by ZEROS or any of its representatives. ZEROS shall be entitled at any time to have the Licensee's instruments, books and records examined or audited at ZEROS' expense, and the Licensee shall cooperate fully with the party or parties making such examination or audit on behalf of ZEROS.

                           LICENSEE'S AGREEMENTS WITH
                      RESPECT TO OPERATION OF ZEROS UNITS

26.      General

         The ZEROS units are operated most efficiently and economically if they are run twenty-four hours a day. In that connection, as much as is possible, allowing reasonable "down-time" for turnarounds, other regular maintenance and repairs, Licensee must require all ZEROS units Licensee operates or sells to be kept operating around the clock throughout the year during the term of this Agreement, and will at all times assure that all ZEROS units are operated diligently so as to maximize the revenues and profits therefrom.

27.      Marketing

         Notwithstanding that it is understood that some contracts for utilization of the ZEROS units will be provided by ZEROS to Licensee, Licensee shall at all times actively promote the use and sale of ZEROS units and will use his best efforts to cultivate, develop, and expand the market therefor whenever possible.

28.      Maintenance and Inventory

         Licensee agrees that Licensee at all times during the term of this Agreement maintain an inventory of ZEROS units, subject to reasonable business standards and judgment, adequate to fulfill the public demand and to promptly satisfy prospective customers seeking to use his services to recycle energy and dispose of toxic wastes.

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29.      Managerial Responsibility

         Licensee agrees that at all times during the term of this Agreement, Licensee will assure that each operator of a ZEROS unit:

         a. Shall devote its/his full time and effort to the active management and operation of their respective ZEROS unit(s).
         b. Shall reserve and exercise ultimate authority and responsibility with respect to the management and operation of their respective various ZEROS unit(s).

30.      ZEROS Design and Appearance

         Licensee acknowledges that the design and appearance of both the exterior and interior of any building housing a ZEROS unit is part of the ZEROS' indicia, subject to modification from time to time by ZEROS, and that it is essential to the integrity of the system that as great a degree of uniformity as possible be maintained among the various ZEROS units. Accordingly, Licensee agrees that:

         a. He will not make any change, or allow any third party to make any change, addition, or alteration of any kind to the structural elements of the building housing a ZEROS unit without the prior written consent of ZEROS.
         b. He will at his sole expense, or require any third party to at his/its sole expense, maintain the interior and exterior painting of the buildings at the sites where the ZEROS units may be located.
         C. He will follow, or require any third party to follow, ZEROS' reasonable instructions with respect to floor layout and character of equipment layout and interior furnishing.

31.      Site Maintenance

         Licensee will maintain, or require any third party to maintain, its respective premises in a clean, wholesome, attractive, and safe condition, and will cause them to be kept in good maintenance and repair.

32.      Standards of Operation

         Licensee will at all times give, or require any third party to at all times give, prompt, courteous, and efficient service to the public, will perform, or cause to be performed, work competently and in a workmanlike manner, and in all business dealings with members of the public or the ZEROS will be governed, or will required any third parties to be governed, by the highest standards of honesty, integrity, fair dealing, and ethical conduct. Licensee will do nothing, nor allow any party to do nothing, which would tend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of ZEROS or Licensee.

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33.      Advertising Materials

         Licensee will not use, nor allow any third party to use, display, publish, broadcast, or in any manner disseminate any advertising or promotional material unless the same has first been approved by ZEROS.

34.      Insurance

         a. Licensee and/or any of his customers, shall be responsible for all loss or damage arising out of or relating to the operation of the ZEROS units or arising out of the acts or omissions or failure to act of the Licensee, or any of his customers, agents, servants, or contractors in connection with the rendering of service by Licensee and/or any of his customers, and for all claims for damage to property or for injury or death of any person or persons directly or indirectly resulting therefrom.
         b. Licensee agrees to indemnify, or cause any third party to indemnify, and hold ZEROS harmless from and against any and all such claims, loss, and damage, described in subparagraph 33.a, above, including costs and reasonable attorney's fees.
         C. Licensee shall obtain, or cause any third party to obtain, and at all times during the term of this Agreement maintain in force and pay the premiums for public liability insurance with complete operations coverage. Limits of liability for bodily injury shall be not less than $1,000,000.00 for each injury, $5,000,000.00 for all injuries in each accident, and of not less than $1,000,000.00 for property damage in each occurrence. Such limits of liability shall be increased and modified, or additional types of coverage shall be obtained by Licensee or any of his customers at their sole cost and expense at the direction of ZEROS when reasonably required by changed circumstances.
         d. The policies of insurance referred to in subparagraph 33.c, above, shall expressly insure both the Licensee, any of his customers, and the ZEROS and shall require the insurer to defend both the Licensee and his customers and the ZEROS in any action based on personal injury or property damage suffered as a result of or arising out of the occupancy or operation of a ZEROS unit. The Licensee shall furnish to the ZEROS a certified copy or certificate with respect to each such policy, evidencing coverage as set forth above. Such policies shall not be canceled, amended, or modified except on ten day's prior written notice to ZEROS.

35.      Financial Information

         In addition to any other reports required of Licensee by this Agreement, the Licensee shall submit to ZEROS, within ninety days after the end of each fiscal year of Licensee, complete financial statements in a form prescribed by ZEROS, including balance sheet, profit and loss statement, and statement of source and disposition of funds.

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36.      Compliance With Laws

         Licensee shall comply with all federal, state, county, municipal, or other statutes, laws, ordinances, regulations, rules, or orders of any governmental or quasi-governmental entity, body, agency, commission, board, or official applicable to the operation of any ZEROS unit.

37.      Compliance With Policies, Regulations, and Procedures

         Licensee shall at all times comply with all lawful and reasonable policies, regulations, and procedures promulgated or prescribed from time to time by ZEROS in connection with the operation of any ZEROS unit, including but not limited to, standards, techniques, and procedures in the installation of equipment or the rendering of services; selection, supervision, and training of personnel; sales, advertising techniques, programs, and procedures, maintenance and appearance of any ZEROS sites and premises; and policies and procedures relating to payment, credit, accounting, and financial reporting policies and procedures.

38.      ZEROS' Right to Inspect ZEROS OPERATING SITE

         ZEROS, through its authorized representatives, shall have the right at all reasonable times, to visit any permanent or temporary site where a ZEROS unit is being operating for the purpose of inspecting the equipment on hand, inspecting the nature and quality of services rendered, examining and auditing Licensee's instruments, books and records, and observing the manner and method of operating the site.

                                TRANSFERABILITY

39.      General

         Except as set forth in Paragraphs 40 through 41, below, and subject to all the terms and provisions thereof below, Licensee shall not make or permit any assignment of this Agreement or of any rights or interests herein.

40.      Transfer to Controlled Corporation

         Licensee may at any time assign and transfer this Agreement to a corporation organized and operated for the sole purpose of conducting the business for which the Licensee is authorized and licensed hereunder, subject to the following conditions:

         a. Such assignment and transfer shall be evidenced by a written instrument, satisfactory in form and substance to ZEROS, in which said corporation expressly assumes all obligations of Licensee hereunder.
         b. Licensee shall execute and deliver to ZEROS a guaranty of the payment of such

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                 corporation's debts to ZEROS, if any.
         c. Licensee shall remain bound and liable to ZEROS with respect to all nonmonetary obligations of Licensee under this agreement whether then accrued or thereafter arising.

41.      Consent by ZEROS to Transfer

         a. Licensee shall not make any sale, assignment, or other transfer of this Agreement, or any rights or interest herein without first obtaining the consent of ZEROS.
         b. Licensee shall notify ZEROS in writing of the proposed sale, assignment, or transfer, setting forth in detail the nature of the item or interest to be sold, assigned, transferred, the name and address of the proposed purchaser, assignee, or transferee, and the consideration, if any, therefor.
         c.      Subject to prior compliance with the provisions of Paragraph
                 40, above, the ZEROS shall consent to the proposed
                 transaction, provided the following conditions are fulfilled:

                 i. It is demonstrated to the reasonable satisfaction of ZEROS that the proposed purchaser, assignee, or transferee possesses the business experience and capability, credit standing, and financial resources necessary to successfully operate the business in accordance with this Agreement.
                 ii. The proposed purchaser, assignee, transferee, or person to assume all the duties and responsibilities outlined in this Agreement, is approved by ZEROS and successfully completes the training course offered by ZEROS.
                 iii. Any sale, assignment, or transfer of this Agreement shall be evidenced by a written instrument, in form and substance reasonably satisfactory to ZEROS, in which the purchaser, assignee, or transferee expressly assumes all obligations of Licensee hereunder, whether accrued at the time of such assignment, sale or transfer, or arising thereafter, and agrees to be bound by all the terms and provisions of this Agreement to the same extent and in the same manner as the Licensee.

42.      Sale of Business-ZEROS' Right of First Refusal

         a. In the event Licensee proposes to sell to any party other than a controlled corporation the business operated pursuant to this Agreement, Licensee must first submit to ZEROS a copy of any written offer made or received, or if none, a statement in writing of all the terms of the proposed sale and identity of the proposed purchaser.
         b. ZEROS shall have the irrevocable first right and option to purchase the business on the same terms as stated in such written offer or statement. The ZEROS may exercise such right and option by notifying the Licensee in writing of its election to exercise within fourteen days after the ZEROS receives the written offer or statement.
         c. If ZEROS does not so notify Licensee within the fourteen-day period, the sale to the third

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                 party may be consummated, but only on the same terms and
                 conditions as set forth in the written offer or statement to ZEROS and only on the Licensee's obtaining ZEROS' consent.

43.      Arbitration

         In the event of any dispute from ZEROS' failure or refusal to grant consent to any sale, assignment, or transfer pursuant to provisions above, such dispute shall be submitted to arbitration in accordance with the terms and conditions below.

                            DEFAULT AND TERMINATION

44.      Termination by Licensee

         Licensee may terminate this Agreement at any time and without cause by giving to ZEROS written notice of such termination not less than thirty days prior to the date of termination.

45.      Termination by ZEROS

         On the happening of any of the following events, ZEROS may notify the Licensee in writing of Licensee's default under this Agreement, stating Licensee's obligation to cure the default, and itemizing the specific steps to be taken by Licensee. On failure by Licensee to cure such default within thirty days after receipt of such notice, ZEROS may terminate this Agreement by written notice of termination to be effective fifteen days after receipt thereof

         a. Failure by Licensee to make any payments of money payable and due to ZEROS pursuant to this Agreement.
         b. Failure by Licensee to submit to ZEROS when due any reports required pursuant to this Agreement.
         C.      Failure by Licensee to maintain and operate its operating
                 site(s) in accordance with good business practices.
         d.      Failure by Licensee to perform any obligations imposed on
                 Licensee by any provision of this Agreement.
         e. Willful and material falsification by Licensee of any report, statement, or other written data furnished to Licensee.
         f. Willful and repeated deception of customers of Licensee relative to the nature or quality of services rendered.

46.      Arbitration

         a. In the event ZEROS gives Licensee any notice of default or termination and Licensee disputes the right of ZEROS to terminate the Agreement or in the event of any dispute, Licensee may make a written demand on ZEROS, at any time prior to or

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                 within ten days after Licensee's receipt of notice of
                 termination or the failure or refusal of ZEROS to grant consent as described in Paragraph 41, above. Such dispute shall be submitted to arbitration in accordance with the rules and procedures for commercial arbitration of the American Arbitration Association or any successor organization, and in accordance with and subject to all the provisions of the Uniform Arbitration Act as in force in the State of Texas. The place of arbitration shall be Houston, Texas.
         b. The procedure for selection of the arbitrator shall be as may be prescribed by said Association or its successor, provided, however, that if said Association or a successor is not in existence or does not provide such a procedures, then ZEROS and Licensee shall each select one arbitrator and said arbitrators shall select a third.
         c. The arbitrator or arbitrators shall have full power to determine all issues of fact and of law necessary to determine whether ZEROS has the right to terminate the Agreement pursuant to the notice or notices given, or what, if any, remedy Licensee may be entitled to due to the failure of refusal of ZEROS as described in Paragraph 41, above, and the determination of the arbitrators thereon shall be final and conclusive, and binding on the parties hereto, subject only to the provisions of the Uniform Arbitration Act. Any such determination of an issue of fact or law made by the arbitrators, however, shall be binding on the parties hereto only with respect to and in connection with the particular arbitration proceeding and the specific final decision or award of the arbitrators made therein, and shall not be binding on the parties hereto for any other purpose.
         d. The cost of arbitration shall be taxed and borne as provided in the Uniform Arbitration Act.
         e. The serving of proper and timely demand for arbitration shall suspend the running of any period for curing a default or shall suspend the effectiveness of any termination of this Agreement, as the case may be, until the decision or award of the arbitrators is made.

47.      Automatic Termination

         The Agreement shall terminate immediately on the occurrence of any of the following events, without the necessity of notice of any kind by either party.

         a. The termination of Licensee's right to possession of the premises designated in Paragraph 2, above, subject, however, to the provisions of Paragraph 48, below.
         b. The adjudication of Licensee as a Debtor as that term is defined in the federal Bankruptcy Code, 11 U.S.C., or the filing of any petition by or against Licensee, under the federal Bankruptcy Code or the laws of any state or territory relating to relief of debtors, for reorganization, arrangement, or other similar relief provided therein, unless such petition filed against Licensee is dismissed within sixty days.
         c. The making by Licensee of a general assignment for the benefit of creditors.
         d. The appointment of any receiver, trustee, sequestrator, or similar officer to take charge of Licensee's business, or any attachment, execution, levy, seizure, or appropriation by any legal process of Licensee's interest in this Agreement, unless the appointment of such officer is vacated or discharged or the effect of such legal process is otherwise released within sixty days.

48.      Relocation of Licensee's Offices

         If Licensee's right to possession of the premises designated in Paragraph 2, above, is terminated, prior to expiration of the terms of this Agreement, and is without fault or affirmative action on the part of Licensee, then, within ninety days after Licensee notifies ZEROS that such termination has occurred or will occur, ZEROS shall propose to Licensee a new location from which Licensee may maintain its offices for the remainder of the term of this Agreement.

49.      Obligations On and After Termination

         On termination of this Agreement, whether by lapse of time, by termination, by mutual consent of the parties, by operation of law, or in any other manner, Licensee shall cease to be an official holder of the license to any products or services of ZEROS, and Licensee and all persons directly or indirectly owning any interest in Licensee or in any way associated with or related to Licensee shall:

         a. Promptly cause Licensee to pay sums owing from Licensee to ZEROS.
         b. Immediately and permanently discontinue the use of any and all of the patents, proprietary marks, the trade secrets, the indicia, and the license of the ZEROS units, of ZEROS.
         c. Immediately and permanently remove, destroy, or obliterate, at Licensee's expense, all signs containing any of ZEROS' proprietary marks or indicia.
         d. Promptly destroy or surrender to ZEROS all stationery, letterheads, forms, printed matter, promotional displays, and advertising containing any of the patents, proprietary marks or indicia of ZEROS.
         e. Immediately and permanently discontinue all advertising placed by Licensee as an authorized license holder.
         f. Sell to ZEROS all or such part of any ZEROS unit(s) on hand as of the date of termination as ZEROS may request in writing.
         g. Thereafter refrain from doing anything tending to indicate that Licensee is or was a license holder, or is or was in any way associated with ZEROS.

50.      General Provisions Regarding Termination

         a. Termination of this Agreement under any circumstances shall not abrogate, impair, release, or extinguish any debt, obligation, or liability of Licensee to ZEROS which may have accrued hereunder.

         b. All covenants and agreements of Licensee which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination of this Agreement, shall survive such termination, including but not limited to, Licensee's obligation to maintain the secrecy and confidentiality of the patents and trade secrets.

                            MISCELLANEOUS PROVISIONS

51.      Licensee Not Agent of ZEROS

         The Agreement does not in any way create the relationship of principal and agent between ZEROS and Licensee, and in no circumstances shall the Licensee be considered an agent of ZEROS nor shall ZEROS consider Licensee an agent.

52.      Non-Waiver

         No failure by ZEROS to take action on account of any default by Licensee, whether in a single instance or repeatedly, shall constitute a waiver of any such default or of the performance required of Licensee.

53.      Invalidity

         If any provision of this Agreement shall be invalid or unenforceable, such provision shall be deemed modified in scope or application to the extent necessary to render the same valid or shall be excised from this Agreement as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application or as if such provision had not been included herein.

54.      Notices

         Any notice or demand given or made pursuant to the terms of the Agreement shall be deemed to be properly given when deposited in the United States mail, registered or certified, postage prepaid, addressed in the following manner:

         a. If given to ZEROS, it shall be addressed to ZEROS' address stated above, or at such changed address as ZEROS may from time to time designate.
         b. If given to Licensee, it shall be addressed to Licensee's address stated above, or at such changed address as Licensee may from time to time designate.

55.      Entire Agreement

         This written Agreement contains the entire agreement between the parties. There are merged herein all prior and collateral representations, promises, and conditions in connection with the subject matter hereof. Any representation, promise, or condition not incorporated herein shall not be binding on either party. Any matter not specifically granted by this Agreement, is not available to Licensee without specific written consent and authorization from ZEROS.

56.      Cost of Enforcement or Defense

         In the event ZEROS is required to employ legal counsel or to incur other expense to enforce any obligation of Licensee under this Agreement, or to defend against any claim, demand, action, or proceeding by reason of Licensee's failure to perform any obligation imposed on Licensee by this Agreement, and provided that legal action is filed by or against ZEROS and such action or its settlement establishes Licensee's default under this Agreement, ZEROS shall be entitled to recover from Licensee the amount of all reasonable attorneys' fees of such counsel and all other expenses incurred in enforcing such obligation or in defending against such claim, demand, action, or proceeding.

57.      Controlling Law

         This Agreement, including all matters relating to its validity, construction, performance, and enforcement, shall be governed by laws of the State of Texas.

Executed at Houston, Texas, on the day and year first written above.

                                        ZEROS USA, Inc.



                                            /s/ STEVE CLARK
                                           ------------------------------------
                                           By:  Steve Clark, President


                                        Zeros California Corporation

                                            /s/  ROBERT MARTIN
                                           ------------------------------------
                                           By:   Robert Martin

                                  AGREEMENT

                        ZEROS CALIFORNIA CORPORATION

     This Agreement is made at Houston, Texas, as of this 31st day of March 1997 by ZEROS USA, Inc., hereinafter referred to as "ZEROS," and Robert Martin Builders, Inc., hereinafter referred to as "RMB."

                                  Recitals

1. ZEROS USA, Inc., is a business corporation incorporated pursuant to the laws of the state of Texas, with power to own property and carry on business as contemplated by this Agreement. Licensee has its principal office and place of business at 507 North Belt East, Suite 550, Houston, Texas 77060.

2. Robert Martin Builders, Inc. is a corporation conducting business in the state of California and having its place of business at 47320 Verdugo Road, Banning, California, 92220.

3. ZEROS has formed and desires to transfer to RMB 100,000 shares of the stock of ZEROS California Corporation, which company owns all of the following assets:

     3.1. ZEROS Approved License, including the right to use ZEROS and ZEROS Bio-Dynamics technology

     3.2. The trade name of "ZEROS California Corporation"

4. RMB, agrees to accept from ZEROS all of the stock of ZEROS California Corporation, which company owns all the assets described in paragraph 3 above.

                                 Consideration

5. Now, therefore, ZEROS shall transfer to RMB on the books of ZEROS California Corporation and on the terms and conditions set forth in this Agreement all of the stock of ZEROS California Corporation.

6. ZEROS shall transfer to ZCC up to 1O% of the stock issued for all future corporations formed for new, additional licensees in the state of California originated by "ZCC". Said stock will inure to ZCC fully paid and non-assessable when the pertinent terms of the contract are met.

7.   RMB shall make the following contract payments on the dates indicated:

 Contract Payment Due                Due Date                Amount Due
 --------------------                --------                ----------
          1                          3-31-98               $   140,000.00
          2                          3-31-99                   140,000.00
          3                          3-31-00                   140,000.00
          4                          3-31-01                   140,000.00
          5                          3-31-02               $ 2,140,000.00

                            Additional Consideration

8. RMB shall be further required, as additional consideration, to comply with the following milestone terms and conditions:

    8.1. Present a minimum of five qualified license purchase referrals during the term of the contract.

    8.2.  Install at least one ZEROS plant in the state of California.

          8.2.1. RMB may install the plant for ZCC's interest or for a third party.

          8.2.2. A plant installed by a third party will entitle ZCC to a 1O% commission for the placement of a license and 1% of the purchase price of a ZEROS plant to that third party.

                            Payment of Consideration

9. The stock of ZEROS California Corporation shall be transferred at the time and place indicated at paragraph 13 below.

1O. The payment to ZEROS of the consideration referenced in paragraph 6 also shall be paid at the place indicated at paragraph 13 below.

                              Warranties by ZEROS

11. ZEROS hereby warrants and represents to RMB that:

    11.1. The financial records for said business, previously inspected by RMB, contain a full and complete record and account of affairs of said business and accurately set forth all liabilities, and other matters pertaining to the fiscal or financial condition of said business through March 31, 1997; furthermore, that there have been no material changes in the financial condition of said business since then, nor will there be prior to the time set for consummation of this Agreement, except transactions normal to said business;

    11.2. ZEROS is the sole owner of said business and shares of stock of said business with full right to sell or dispose of the stock of said business as ZEROS may choose and no other person or persons whatsoever have any claim, right, title, interest, or lien, in, to or on said business except as shown on the financial records of said business inspected by RMB;

    11.3. No litigation, actions, or proceedings, legal, equitable, administrative, through arbitration, or otherwise, are pending or threatened that might affect said business or the consummation of the purchase and sale described in this Agreement;

    11.4. ZEROS owes no obligations and has contracted no liabilities affecting said business or that might affect this Agreement that are not shown on the financial records inspected by RMB;

    11.5. ZEROS shall execute and deliver to RMB a Stock Transfer Confirmation of the shares of ZEROS California Corporation.

                         Compliance with Bulk Sales Law

12. The transfer of the assets of ZEROS California Corporation, described in this Agreement is not subject to the Bulk Transfer Provisions of the California Uniform Commercial Code.

                           Time and Place of Transfer

13. This Agreement shall be consummated at 507 North Belt East, Suite 550, Houston, Texas 77060, on the date first entered.

                              Conduct of Business

14. Pending consummation of this Agreement ZEROS shall continue to operate said business in the same manner as it has been operated by ZEROS in the past.

                                   Inventory

15. A complete inventory of the assets of the business is attached hereto and marked as Exhibit "A."

                               Costs and Expenses

16. All costs and expenses incurred in this Agreement in the manner prescribed by this Agreement shall be borne by ZEROS and RMB in the following manner:

    16.1. Each party, ZEROS and RMB, having been represented by its or their attorney in this transaction, shall pay the fee of the attorney who represented it or them in negotiating this Agreement and supervising the terms described in it;

    16.2. Any and all closing costs and expenses arising from the performance of this Agreement, if any, shall be borne by the parties, ZEROS and RMB, in equal proportions.

                          Indemnity Agreement by ZEROS

17. Except as otherwise expressly provided in this Agreement, RMB shall indemnify and hold ZEROS and the property of ZEROS, including said business and the assets of said business, free and harmless from any and all claims, losses, damages, injuries, and liabilities arising from or on account of RMB's operation of said business or RMB's ownership of any of the assets of said business that are subject to this Agreement.

                               No Representations

18. RMB agrees with and represent to ZEROS that said assets of said business, and the financial records of said business described above have been inspected by RMB, and that said assets subject to this Agreement are being transferred to RMB as a result of such inspection and not as a result of any representations made by ZEROS or by any agent of ZEROS that are not incorporated in this Agreement.

                            Covenant Not to Compete

19. ZEROS agrees that it will not at any time immediately following the consummation of this agreement directly or indirectly engage in, or have any substantial interest in or in common with any person, firm, or corporation that engages in inspection services similar to, or competitive with the business described in this Agreement so long as ZCC shall engage in such businesses in the same area. This covenant does not limit ZEROS from conducting consulting services or inspection services in the same service area of ZCC.

                                Entire Agreement

20. This Agreement constitutes the sole and only agreement between ZEROS and RMB respecting said business described in this Agreement, and correctly sets forth the obligations of ZEROS and RMB to each other as of this date. Any agreements or representations respecting said business not expressly set forth in this Agreement are null and void.

                                    Notices

21. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto, ZEROS or RMB, by the other party to this Agreement shall be in writing and shall be deemed duly served as follows:

    21.1.    On ZEROS: 507 North Belt East, Suite 550, Houston, Texas 77060.

    21.2. On Robert Martin Builders, Inc.: 47320 Verdugo Road, Banning, California, 92220.

    Either party may change the party's address for the purposes of this Paragraph by giving the other party written notice by certified mail, return receipt requested, of the new address in the manner set forth above.

                                Attorney's Fees

22. Should any arbitration be commenced between the parties to this Agreement concerning said business, this Agreement, or the rights and duties of either in relation thereto, the party, ZEROS or RMB, prevailing in such arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees in such arbitration that shall be determined by the arbitrator or in a separate action brought for that purpose.

                                 No Assignment

23. Neither this Agreement nor any interest therein shall be assigned by ZEROS or RMB without the written consent of the other.

                                Binding on Heirs

24. This Agreement shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, but nothing contained in this Paragraph shall be construed as a consent to any assignment of this contract by either ZEROS or RMB.

                            Law Governing Agreement

25. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                                      ZEROS USA, Inc.,


                                      /s/ STEVE CLARK
                                      ---------------------------------
                                      By: Steve Clark, President


                                      Robert Martin Builders, Inc.


                                      /s/ ROBERT MARTIN
                                      ---------------------------------
                                      Robert Martin, President

                                  EXHIBIT A

                                    ASSETS


ZEROS License
Trade Name of ZEROS CALIFORNIA CORPORATION

                               CONTRACT ADDENDUM

                          ZEROS CALIFORNIA CORPORATION

The undersigned ZEROS approved Permit holder hereby agrees to an amended Contract Payment schedule on the ZEROS California Corporation transaction as follows:


Contract Payment Date:                       Amount Due:
----------------------                       -----------
March 31, 1998 . . . . . . . . . . . . .     $  900,000.00
March 31, 1999 . . . . . . . . . . . . .     $  900,000.00
March 31, 2000 . . . . . . . . . . . . .     $  900,000.00
                                             -------------
    Total: . . . . . . . . . . . . . . .     $2,700,000.00



The undersigned agrees that all payments are as above and are not refundable.

This agreement shall be effective March 31, 1997 the date concurrent with the Agreement for the transfer for ZEROS California Corporation to the undersigned.


                                  ZEROS California Corporation



                                  By: /s/  ROBERT MARTIN
                                     -------------------------


                                  ZEROS USA, inc.



                                  By: /s/  STEVE CLARK
                                     -------------------------

                   Confirmation of the Agreement Transactions

                                ZEROS USA, inc.

                          Robert Martin Builders, Inc.

                                  July 1, 1997

The undersigned parties hereby acknowledge and confirm the following Agreement
Transaction:


1. That the parties have revised and modified by mutual agreement and consent in their hand the original agreements and documents for internal business reasons.

2. That the effective date of the Agreement for the Transfer of the Stock of ZEROS California Corporation by ZEROS USA, inc. to Robert Martin Builders, Inc. is March 31, 1997.

Executed the 1st day of July 1997.


                                ZEROS USA, inc.



                                By: /s/  STEVE CLARK
                                   --------------------------------
                                Robert Martin Builders, Inc.



                                By: /s/  ROBERT MARTIN
                                   --------------------------------

                                ZEROS California Corporation, Inc.


                                By:  /s/ ROBERT MARTIN
                                   ---------------------------------